                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       Southern Bancshares (N.C.), Inc.
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                        SOUTHERN BANCSHARES (N.C.), INC.
                              121 East Main Street
                       Mount Olive, North Carolina 28365

                    ---------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDER
                    ---------------------------------------


     The Annual Meeting of Shareholders of Southern BancShares (N.C.), Inc. ("BancShares") will be held at 3:00 p.m. on Wednesday, April 18, 2001, at the Goldsboro Country Club located at 1500 South Slocumb Street, Goldsboro, North Carolina.

     The purposes of the meeting are:

     1. Election of Directors: To elect 18 directors of BancShares for terms of one year or until their respective successors are duly elected and qualified;

     2. Proposal to Ratify Appointment of Independent Accountants: To consider a proposal to ratify the appointment of KPMG LLP as BancShares' independent accountants for 2001; and,

     3. Other Business: To transact any other business properly presented for action at the Annual Meeting.


     You are invited to attend the Annual Meeting in person. However, even if you plan to attend, you are requested to complete, sign and date the enclosed appointment of proxy and return it promptly in the accompanying envelope to ensure that a quorum is present at the Annual Meeting. Signing an appointment of proxy will not affect your right to revoke it or to attend the Annual Meeting and vote in person.


                              By Order of the Board of Directors



                              David A. Bean, Secretary


March 23, 2001

                        SOUTHERN BANCSHARES (N.C.), INC.
                              121 East Main Street
                       Mount Olive, North Carolina  28365

                                ---------------
                                PROXY STATEMENT
                                ---------------

                         ANNUAL MEETING OF SHAREHOLDERS

General

     This Proxy Statement is being furnished to shareholders of Southern BancShares (N.C.), Inc. ("BancShares") in connection with the solicitation by BancShares' Board of Directors of appointments of proxy in the enclosed form for use at the Annual Meeting of BancShares' shareholders (the "Annual Meeting") and at any adjournments of the meeting. The Annual Meeting will be held at the Goldsboro Country Club located at 1500 South Slocumb Street, Goldsboro, North Carolina, at 3:00 p.m. on Wednesday, April 18, 2001. This proxy statement is being mailed to BancShares' shareholders on or about March 23, 2001.

Appointment and Voting of Proxies

     A form of "appointment of proxy" is included with this Proxy Statement which names R. S. Williams, W. A. Potts, and John N. Walker (the "Proxies") to act as proxies and represent shareholders at the Annual Meeting. The Board of Directors requests that shareholders sign and date an appointment of proxy and return it to BancShares in the envelope which is enclosed for that purpose.

     Shares of BancShares' common stock held of record by a shareholder who correctly executes an appointment of proxy and returns it to BancShares before the Annual Meeting will be voted by the Proxies according to the shareholder's directions. If no directions are given by the shareholder in the appointment of proxy, those shares will be voted by the Proxies "FOR" the election of each of the 18 nominees for director named in Proposal 1 below and "FOR" Proposal 2.
If, at or before the time of the Annual Meeting, any nominee named in Proposal 1 has become unavailable or unwilling to serve as a director for any reason, the Proxies will have the discretion to vote for a substitute nominee named by the Board of Directors. The Board of Directors is not aware of any other business that will be brought before the Annual Meeting but, if any other matter is properly presented for action by shareholders, the Proxies will be authorized to vote shares represented by appointments of proxy according to their best judgment.

     BancShares will pay all costs of this solicitation of appointments of proxy for the Annual Meeting, including costs of preparing and mailing this Proxy Statement. In addition to solicitation by mail, appointments of proxy may be solicited personally or by telephone by officers, employees and directors of BancShares and its subsidiary, Southern Bank and Trust Company ("Southern"), without additional compensation.

Revocation of Appointment of Proxy

     A shareholder who executes an appointment of proxy may revoke it at any time before the voting takes place at the Annual Meeting by filing with BancShares' Secretary either a written instrument revoking it or an executed appointment of proxy dated as of a later date, or by attending the Annual Meeting and announcing an intention to vote in person.

Record Date

     BancShares' Board of Directors has set the close of business on March 9, 2001, as the record date (the "Record Date") for determining which shareholders are entitled to receive notice of and to vote at the Annual Meeting. A person must be a shareholder of record on the Record Date in order to be eligible to vote at the Annual Meeting.

Voting Securities

     On the Record Date, BancShares' outstanding voting securities consisted of
(i) 115,020 shares of $5.00 par value common stock ("Common Stock"), (ii) 367,324 shares of no par value Series B non-cumulative preferred stock ("Series B"), and (iii) 39,825 shares of no par value Series C non-cumulative preferred stock ("Series C"). At the Annual Meeting, a shareholder may cast one vote for each share of Common Stock, one vote for each 38 shares of Series B, and one vote for each 38 shares of Series C, held of record on the Record Date for each director to be elected and on each other matter voted on by shareholders.

Voting Procedures; Votes Required for Approval

     In the election of directors, the 18 nominees receiving the highest numbers of votes will be elected. For Proposal 2 to be approved, a majority of the votes represented by shares of voting securities present at the Annual Meeting, in person and by proxy, and entitled to be voted, must be cast in favor of approval. Abstentions and broker non-votes will have no effect in the voting for directors, but they will have the same effect as votes against Proposal 2. Shareholders may not vote cumulatively in the election of directors.

Beneficial Ownership of Voting Securities

     Principal Shareholders. The following table describes the beneficial ownership of BancShares' voting securities as of the Record Date by persons known to BancShares' management to own, beneficially or of record, 5% or more of any class of BancShares' voting securities.

   Title of        Name and address           Amount and nature of        Percentage       Percentage of
    class        of beneficial owner        beneficial ownership (1)     of class (2)     total votes (2)
--------------  --------------------        ------------------------     ------------     ---------------
Common Stock       Frank B. Holding
                   Smithfield, NC                       32,546 (3)         28.30%               25.88%

                   Lewis R. Holding
                   Lyford Cay, Bahamas                  27,522 (4)         23.93%               21.89%

                   Frank B.  Holding, Jr.
                   Raleigh, NC                           6,765 (5)         5.88%                 5.38%

                   Claire Holding Bristow
                   Columbia, SC                          5,870 (6)         5.10%                 4.67%

                   Hope Holding Connell
                   Raleigh, NC                           6,138 (7)         5.34%                 4.88%

Series C           Rachel Ann Barnes
                   Conway, NC                            2,117             5.32%                  .04%

                   James R. Hendrix
                   Tyner, NC                             6,120            15.37%                  .13%

                   Elva W. Peele
                   Lewiston-Woodville, NC                3,517             8.83%                  .07%

                   Harry N. Willey
                   Enfield, NC                           2,200 (8)         5.52%                  .05%

______________________________

(1) Except as otherwise noted, to BancShares' knowledge, each named individual exercises sole voting and investment power with respect to all shares.
(2) "Percentage of class" reflects the listed shares as a percentage of the total number of outstanding shares of that class of voting securities. "Percentage of total votes" reflects the votes represented by the listed shares as a percentage of the aggregate votes represented by all outstanding shares of BancShares' voting securities.
(3) Includes an aggregate of 28,677 shares of Common Stock held by or in trust for Mr. F. Holding's spouse and/or adult children and their spouses and with respect to which shares he disclaims beneficial ownership.
(4) Includes an aggregate of 5,113 shares of Common Stock held by or in trust for Mr. L. Holding's spouse and/or an adult daughter and with respect to which shares he disclaims beneficial ownership.
(5) Includes 220 shares of Common Stock held in trust for Mr. Holding's benefit and with respect to which shares he exercises shared voting power, and 886 shares of Common Stock held by Mr. Holding's spouse and with respect to which shares he disclaims beneficial ownership. All listed shares also are shown as beneficially owned by Mr. Frank Holding.
(6) Includes 220 shares of Common Stock held in trust for Ms. Bristow's benefit and with respect to which shares she exercises shared voting power, and an aggregate of 2,924 shares of Common Stock held by her spouse individually or as custodian for their children and with respect to which shares she disclaims beneficial ownership. All listed shares also are shown as beneficially owned by Mr. Frank
     Holding.
(7) Includes 220 shares of Common Stock held in trust for Ms. Connell's benefit and with respect to which shares she exercises shared voting power, and an aggregate of 2,422 shares of Common Stock held by her spouse individually or as custodian for their children and with respect to which shares she disclaims beneficial ownership. All listed shares also are shown as beneficially owned by Mr. Frank Holding.
(8) Includes 1,700 shares held by Mr. Willey jointly with his spouse and with respect to which shares he exercises shared voting and investment power.

     Management. The following table describes the beneficial ownership of BancShares' voting securities as of the Record Date by its current directors, nominees for election as directors, and certain named executive officers, and by all current directors and executive officers of BancShares as a group.

  Title of                                          Amount and nature of        Percentage    Percentage of
   class            Name of beneficial owner       beneficial ownership (1)    of class (2)  total votes (2)
------------    --------------------------------   ------------------------    ------------  ---------------
Common Stock    Paul A. Brewer, Jr.                         24 (3)                .02%             .02%

                Bynum R. Brown                             372 (4)                .32%             .30%

                William H. Bryan                           108                    .09%             .09%

                D. Hugh Carlton                            288 (5)                .25%             .23%

                Robert J. Carroll                           30                    .03%             .02%

                Hope H. Connell                          6,138 (6)               5.34%            4.88%

                J. Edwin Drew                            3,714                   3.23%            2.95%

                Samuel E. Ewell, Jr.                        10                     *                *

                Moses B. Gillam, Jr.                       125                    .11%             .10%

                LeRoy C. Hand, Jr.                         148 (7)                .13%             .12%

                Joseph D. Hines                             10                     *                *

                Frank B. Holding                        32,546 (8)              28.30%           25.88%

                George A. Hux                               10                     *                *

                M. J. McSorley                             204 (9)                .18%             .16%

                W. B. Midyette, Jr.                        150                    .13%             .12%

                W. Hunter Morgan                           350 (10)               .30%             .28%

                John C. Pegram, Jr.                          5                     *                *

                Charles I. Pierce, Sr.                      70                    .06%             .06%

                W. A. Potts                                550 (11)               .48%             .44%

                Richard D. Ray                               1                     *                *

                Charles L. Revelle, Jr.                  1,020                    .89%             .81%

  Title of                                          Amount and nature of       Percentage    Percentage of
  class             Name of beneficial owner      beneficial ownership (1)    of class (2)  total votes (2)
----------      --------------------------------  ------------------------    ------------  ---------------
                Watson N. Sherrod, Jr.                      10                      *                *

                Charles O. Sykes                           100                    .09%             .08%

                Raymond M. Sykes                            10                      *                *

                John N. Walker                             190                    .17%             .15%

                R. S. Williams                             225 (12)               .20%             .18%

                All directors and executive
                officers as a group (27 persons)        40,310 (13)             35.05%           32.06%

Series B        Bynum R. Brown                           2,358                    .64%             .05%

                Robert J. Carroll                        2,687 (14)               .73%             .06%

                Hope H. Connell                          2,000 (6)                .54%             .04%

                LeRoy C. Hand, Jr.                      17,522 (7)               4.77%             .37%

                Frank B. Holding                         4,966 (8)               1.35%             .10%

                M. J. McSorley                           6,365 (9)               1.73%             .13%

                W. Hunter Morgan                         7,368 (10)              2.01%             .15%

                Charles I. Pierce, Sr.                     336 (15)               .09%             .01%

                R. S. Williams                           7,109 (12)              1.94%             .15%

                All directors and executive
                officers as a group (27 persons)        48,754 (13)             13.27%             .99%

Series C        M. J. McSorley                              25 (9)                .06%               *

                Charles I. Pierce, Sr.                     139 (15)               .35%               *

                All directors and executive
                officers as a group (27 persons)           164                    .41%               *


______________________________

 (1) Except as otherwise noted, each named individual, and individuals included in the group, exercise sole voting and investment power with respect to all shares.
 (2) "Percentage of class" reflects the listed shares as a percentage of the total number of outstanding shares of that class of voting securities. "Percentage of total votes" reflects the votes represented by the listed shares as a percentage of the aggregate votes represented by all shares of Bancorp's voting securities. An asterisk indicates less than .01%.
 (3) Includes 10 shares held by Mr. Brewer's spouse and with respect to which shares he disclaims beneficial ownership.
 (4) Includes 350 shares of Common Stock held by an entity that Mr. Brown may be deemed to control and with respect to which shares he may be deemed to exercise shared voting and investment power.
 (5) Includes 149 shares held by a corporation that Mr. Carlton may be deemed to control and with respect to which shares he may be deemed to exercise shared voting and investment power, and 25 shares held by his spouse and with respect to which shares he disclaims beneficial ownership.
 (6) Includes 220 shares of Common Stock held in trust for Ms. Connell's benefit and with respect to which shares she exercises shared voting and investment power, and an aggregate of 2,422 shares of Common Stock and 2,000 shares of Series B held by her spouse individually or as custodian for their children and with respect to which shares she disclaims beneficial ownership. All listed shares also are shown as beneficially owned by Frank B. Holding.
 (7) Includes 48 shares of Common Stock and 6,289 shares of Series B owned by Dr. Hand's spouse and with respect to which shares he disclaims beneficial ownership.
 (8) Includes an aggregate of 28,677 shares of Common Stock and 4,020 shares of Series B held by or in trust for Mr. Holding's spouse and/or adult children and their spouses and with respect to which shares he disclaims beneficial ownership. Of the listed shares, 6,138 shares of Common Stock and 2,000 shares of Series B also are included in the shares shown as beneficially owned by Ms. Connell.
 (9) Includes an aggregate of 60 shares of Common Stock, 5,815 shares of Series B, and 25 shares of Series C held by Mr. McSorley's spouse and with respect to which shares he disclaims beneficial ownership.
(10) Includes 3,442 shares of Series B held by an entity that Mr. Morgan may be deemed to control and with respect to which shares he may be deemed to exercise shared voting and investment power, and 125 shares of Common Stock and 2,131 shares of Series B held by Mr. Morgan's spouse with respect to which shares he disclaims beneficial ownership.

(11) Includes 200 shares held by Dr. Potts' spouse and with respect to which shares he disclaims beneficial ownership.
(12) Includes 50 shares of Common Stock and 324 shares of Series B held by Mr. Williams' spouse and with respect to which shares he disclaims beneficial ownership.
(13) Shares listed as beneficially owned by both Mr. Holding and Ms. Connell are included only once in the beneficial ownership of the group.
(14) Includes 693 shares held by Mr. Carroll's spouse and with respect to which shares he disclaims beneficial ownership.
(15) Includes 71 shares of Series B and 29 shares of Series C held by an entity that Mr. Pierce may be deemed to control and with respect to which shares he may be deemed to exercise shared voting and investment power.


Section 16(a) Beneficial Ownership Reporting Compliance

     BancShares' directors and executive officers are required to file reports with the Securities and Exchange Commission regarding the amount of and changes in their beneficial ownership of BancShares' voting securities. Based on its review of copies of those reports, BancShares' proxy statement is required to disclose failures to report shares beneficially owned or changes in such beneficial ownership, or to timely file required reports, during the previous year. To the knowledge of BancShares' management, all reports required to be filed during 2001 were timely filed.

                       PROPOSAL 1:  ELECTION OF DIRECTORS

     BancShares' Bylaws provide that its Board of Directors will consist of not less than five nor more than 30 members who are elected each year for terms of one year or until their respective successors have been duly elected and have qualified. The Board of Directors is authorized to set and change the actual number of BancShares' directors from time to time. The number of directors currently is set at 18, and that number of directors will be elected at the Annual Meeting. The following table lists the persons who have been nominated by the Board of Directors for election as directors at the Annual Meeting.

                         Positions with
                         BancShares and            First                           Principal Occupation
  Name and Age            Southern (1)           Elected (2)                      and Business Experience
----------------        ---------------          -----------       ---------------------------------------------------------------
Bynum R. Brown             Director                  1986          President and owner, Bynum R. Brown Agency, Inc.
      75                                                           (real estate); Secretary/Treasurer, Roanoke Valley
                                                                   Nursing Home, Inc.; President and owner, Brown
                                                                   Manor, Inc. (family care home)

William H. Bryan         Director                    1992          President, director and treasurer, Mount Olive
      43                                                           Pickle Company, Inc. (manufacturer of pickle
                                                                   and pepper products)

D. Hugh Carlton          Director                    1994          President and owner, Carlton Insurance Agency, Inc.
      69                                                           (general insurance agency)

Robert J. Carroll        Director                    1986          Retired; former President and owner, Carroll's Garage,
      76                                                           Inc. (truck and farm equipment sales and service)

Hope H. Connell (3)      Director                    1992          Group Vice President, First-Citizens Bank & Trust
      38                                                           Company; director, Yadkin Valley Company (credit life
                                                                   reinsurance company)

J. Edwin Drew            Director                    1973          Retired physician; former President, J. Edwin Drew,
      70                                                           M.D., P.A.

Moses B. Gillam, Jr.     Director                    1982          Attorney; senior partner, Gillam and Gillam (law firm)
      84

LeRoy C. Hand, Jr.       Director                    1986          Retired physician; former President, Albemarle
      80                                                           Emergency Associates, P.A.

                         Positions with
                         BancShares and            First                           Principal Occupation
  Name and Age            Southern (1)           Elected (2)                      and Business Experience
----------------        ---------------          -----------       ---------------------------------------------------------------
Frank B. Holding (3)     Director and Executive      1962          Executive Vice Chairman, First Citizens BancShares, Inc.
      72                 Committee Chairman                        and First-Citizens Bank & Trust Company; Vice Chairman,
                                                                   First Citizens Bancorporation of S.C., Inc. and First-Citizens
                                                                   Bank and Trust Company of South Carolina

M. J. McSorley           Director and                1990          Executive officer of BancShares; Vice Chairman (since
      67                 Vice President                            1998) and retired President and former Chief Executive
                                                                   Officer of Southern

W. Hunter Morgan         Director                    1986          President, Kellogg-Morgan Agency, Inc. (general insurance
      70                                                           agency)

John C. Pegram, Jr.      Director, President and     1998          Executive officer of BancShares and Southern
      56                 Chief Executive Officer

Charles I. Pierce, Sr.   Director                    1986          President, Pierce Printing Co., Inc. (commercial printers)
      83

W. A. Potts              Vice Chairman               1968          Retired veterinarian; former President, W. A. Potts, DVM,
      74                                                           P.A.; former Chairman of the Board, Mount Olive Pickle
                                                                   Company, Inc.

Charles L. Revelle, Jr.  Director                    1986          Retired Chairman of the Board, Revelle Agri-Products, Inc.;
      74                                                           Vice President, Revelle Builders of NC, Inc.; President,
                                                                   Revelle Equipment Co., Inc. (agribusiness)

Charles O. Sykes         Director                    1984          President, Mount Olive Livestock Market, Inc. (livestock
      71                                                           auction market and dealer)

John N. Walker           Director                    1971          President Emeritus (former President, Chief Executive
      75                                                           Officer and Director), Mount Olive Pickle Company, Inc.
                                                                   (manufacturer of pickle and pepper products)

R. S. Williams           Chairman                    1971          Retired; former President of BancShares and Southern
      72

______________________________

(1)  Each director also serves as a director of Southern.
(2) The term "First Elected" refers to the year in which each director originally was elected as a director of BancShares or, if prior to December 31, 1982, the year first elected to Southern's Board of Directors.
(3)  Ms. Connell is Mr. Holding's daughter.

     The Board of Directors recommends that shareholders vote "FOR" each of the 18 nominees named above. The 18 nominees receiving the highest numbers of votes will be elected as directors.

Meetings and Committees of the Boards of Directors

     BancShares' and Southern's Boards of Directors held four joint meetings during 2000. All directors attended at least 75% of the aggregate number of meetings of BancShares' Board and any committees on which they served.

     The members of BancShares' and Southern's Boards of Directors are the same. BancShares' Board has several standing committees, including an Audit and Compliance Committee which is further discussed below. BancShares' Board does not have standing compensation or nominating committees or any other committees performing equivalent functions. However, as further described below, Southern's Board of Directors has a Compensation Committee.

Audit and Compliance Committee

     Function. The Audit and Compliance Committee is a joint committee of BancShares' and Southern's Boards of Directors which generally oversees Southern's internal audit program and periodically reviews reports on the work of the internal auditors and related matters. Subject to the approval of the Board of Directors, the Committee engages independent accountants each year to audit BancShares' consolidated financial statements, and it receives reports from and reviews non-audit services proposed by management to be provided by BancShares' independent accountants. During 2000, the Audit and Compliance Committee met five times. A copy of the current Charter of the Audit and Compliance Committee, as adopted by BancShares' Board of Directors, is included as Appendix A to this Proxy Statement.

     Members. The current members of the Audit and Compliance Committee are John N. Walker -- Chairman, William H. Bryan, W. A. Potts, and Charles O. Sykes. Each member is "independent" as that term is defined by the listing standards of The Nasdaq Stock Market.

     Audit and Compliance Committee Report. The Audit and Compliance Committee has (i) reviewed BancShares' December 31, 2000, audited consolidated financial statements and discussed them with management, (ii) discussed with BancShares' independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, (iii) received written disclosures and a letter from BancShares' independent accountants required by Independence Standards Board Standard No. 1, and (iv) discussed the independence of BancShares' accountants with the accountants. Based on the above review and discussions, the Audit and Compliance Committee has recommended to BancShares' Board of Directors that the audited consolidated financial statements be included in BancShares' 2000 Annual Report on Form 10-K as filed with the Securities and Exchange Commission.

                      The Audit and Compliance Committee:

     John N. Walker     William H. Bryan    W. A. Potts    Charles O. Sykes

Compensation Committee

     Function. BancShares' executive officers are compensated by Southern for their services as officers of Southern, and they receive no compensation from BancShares. Therefore, BancShares' Board of Directors does not have a compensation committee. However, Southern's Board of Directors has a separate Compensation Committee that reviews Southern's compensation program, including salary, pension, and incentive compensation plans, and such other employee benefit matters as it deems appropriate. In conjunction with management, the Committee approves salaries and other forms of compensation. The Compensation Committee held one meeting during 2000.

     Members.  Southern's Compensation Committee currently consists of:  Frank
B. Holding -- Chairman, William H. Bryan, W. A. Potts, Charles O. Sykes, John N. Walker, and R. S. Williams.

     Compensation Committee Interlocks and Insider Participation.   R. S.
Williams serves as Chairman of BancShares' Board of Directors. He retired from active employment during 1989 but continued to serve as President of BancShares until 1997. During 2000, he received $1,417 per month pursuant to a consultation and noncompetition agreement with Southern. That agreement expired on December 31, 2000.

     Committee Report on Executive Compensation. Southern attempts to provide compensation at levels that will enable it to attract and retain qualified and motivated individuals as officers and employees. Currently Southern's executive compensation program includes only base salary and contributions to the individual accounts of all participating employees (including executive officers) under Southern's Section

401(k) salary deferral plan. However, Southern also provides other employee benefit and welfare plans customary for companies of its size, including a defined benefit pension plan. The Compensation Committee administers Southern's compensation program and has the responsibility for matters involving the compensation of executive officers.

     For 2000, the Compensation Committee established the salary for each executive officer, including Southern's Chief Executive Officer, based on an evaluation of that officer's individual level of responsibility and performance. The performance of individual executive officers and Southern's financial performance in general were considered by the Committee in connection with the setting of salaries for 2000. However, the setting of salaries is largely subjective and there are no specific formulae, objective criteria, or other such mechanisms by which adjustments to each executive officer's salary are tied empirically to his individual performance or to Southern's financial performance.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility of annual compensation in excess of $1,000,000 paid to certain executive officers of public corporations. As none of the executive officers of BancShares or Southern receives annual compensation approaching that amount, the Board of Directors has not adopted a policy with respect to Section 162(m).

                         The Compensation Committee:

        Frank B. Holding      W. A. Potts            John N. Walker
        William H. Bryan      Charles O. Sykes       R. S. Williams

Director Fees

     Except as otherwise described below, BancShares' directors (who also serve as directors of Southern) are paid a quarterly retainer of $400, plus fees of $200 for attendance at each meeting of BancShares' or Southern's Board, $100 for attendance at each meeting of a Board committee, and $40 for attendance at each meeting of a local advisory board. Directors do not receive any additional compensation (other than meeting fees) for their services as members of BancShares' Board of Directors. Frank B. Holding and John C. Pegram, Jr., receive no compensation for their services as directors of BancShares and Southern.

     Samuel E. Ewell, Jr., Joseph D. Hines, George A. Hux, and Raymond M. Sykes (each of whom formerly served as a director of ESB Bancorp, Inc. ("ESB") and its subsidiary, Enfield Savings Bank, Inc., SSB, Enfield, North Carolina) receive $600 per month for their services as directors of BancShares and Southern in lieu of the standard directors' fees described above. Also, under the terms of his separate employment agreement with Southern, Watson N. Sherrod, Jr. (the former President and Chief Executive Officer of ESB) who has served as Senior Vice President of Southern and is retiring from BancShares' Board during April 2001, has received no compensation for his service as a director of BancShares and Southern.

     Since their retirement from active employment with Southern, R. S. Williams and M. J. McSorley have received monthly payments pursuant to consulting and noncompetition agreements with Southern. For 2000, those monthly payments were $1,417 and $1,423, respectively, and they received no separate compensation for their services as directors of BancShares and Southern. The term of Mr. Williams' agreement with Southern expired on December 31, 2000, and he will begin receiving directors fees during 2001.

Executive Officers

     BancShares' and Southern's current executive officers are listed below.

Name and age                                          Positions with BancShares and Southern
--------------------------  ------------------------------------------------------------------------------------------
 R. S. Williams (72)        Chairman of BancShares and Southern (since 1987); formerly served as President and
                            Chief Executive Officer of BancShares (until 1998) and President of Southern (until 1989)

M. J. McSorley (67)         Vice Chairman of Southern (since 1998) and Vice President and Director of BancShares
                            (since 1990); formerly served as President and Chief Executive Officer of Southern

John C. Pegram, Jr. (56)    President and Chief Executive Officer of BancShares and Southern (since 1998); formerly served as Vice President of BancShares (until 1998), Executive Vice President of Southern
                            (until 1998) and Senior Vice President of Southern (until 1997)

Paul A. Brewer (58)         Executive Vice President of Southern (since 1998); formerly served as Senior Vice
                            President (until 1998) and Regional Vice President (until 1993) of Southern

Richard D. Ray (54)         Executive Vice President of Southern (since 1998); formerly served as Senior Vice
                            President (until 1998) and Regional Vice President (until 1993) of Southern

David A. Bean (52)          Secretary and Treasurer of BancShares (since 1986) and Senior Vice President (since
                            1998) and Controller (since 1984) of Southern


Executive Compensation

     The following table shows cash and other compensation paid to or deferred by certain executive officers of BancShares and Southern for the years indicated. BancShares' officers are compensated by Southern for their services as officers of Southern, and they receive no salaries or other separate compensation from BancShares for their services as officers of BancShares.

                                 SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------------------------
                                                    Annual Compensation
                                              ----------------------------------
                                                                    Other annual       All other
           Name and                            Salary      Bonus     compensation     compensation
      principal position            Year      ($) (1)      ($)         ($) (2)          ($) (3)
------------------------------      ----     --------     -----     ------------     ------------
John C. Pegram, Jr.                 2000     $123,432       -0-          -0-           $ 5,757
  President and                     1999      117,000       -0-          -0-             5,476
  Chief Executive Officer           1998       99,000       -0-          -0-             4,631
  of BancShares and Southern

Paul A. Brewer                      2000      112,500       -0-          -0-             5,115
  Executive Vice President          1999      106,500       -0-          -0-             4,840
  of Southern                       1998      100,500       -0-          -0-             4,568

Richard D. Ray                      2000      110,280       -0-          -0-             5,051
  Executive Vice President          1999      104,280       -0-          -0-             4,785
  of Southern                       1998       98,280       -0-          -0-             4,493


______________________________

(1) Includes amounts deferred at the election of each named officer pursuant to Southern's Section 401(k) plan.
(2) In addition to compensation paid in cash, Southern's executive officers receive certain personal benefits. The value of non-cash benefits received each year by each named officer did not exceed 10% of his cash compensation for that year.
(3) For 2000, consists entirely of Southern's contributions on behalf of each named officer pursuant to Southern's Section 401(k) plan.

Pension Plan

     The following table shows, for various numbers of years of service and levels of compensation, the estimated benefits payable to a participant at normal retirement age under Southern's qualified defined benefit pension plan (the "Pension Plan") based on federal tax laws in effect on January 1, 2001.



    Final                                            Years of Service
   average           --------------------------------------------------------------------------------------
 compensation        10 Years     15 Years     20 Years     25 Years     30 Years     35 Years     40 Years
---------------      --------     --------     --------     --------     --------     --------     --------
  $  50,000........  $ 6,831      $10,247      $13,662      $17,078      $20,494      $23,909     $ 26,909
     75,000........   11,456       17,184       22,912       28,641       34,369       40,097       44,597
    100,000........   16,081       24,122       32,162       40,203       48,244       56,284       62,284
    125,000........   20,706       31,059       41,412       51,766       62,119       72,472       79,972
    150,000........   25,331       37,997       50,662       63,328       75,994       88,659       97,659
    175,000........   27,181       40,772       54,362       67,953       81,544       95,134      104,734
    200,000........   27,181       40,772       54,362       67,953       81,544       95,134      104,734


     Benefits shown in the table are computed as straight life annuities beginning at age 65 and are not subject to a deduction for Social Security benefits or any other offset amount. A participant's annual compensation covered by the Pension Plan includes earnings as reported on the participant's W-2 statement and earnings deferred by the participant's own contribution to Southern's Section 401(k) plan. Benefits are calculated based on each participant's "final average compensation," which is defined as the participant's average earnings during the five highest consecutive earning years of the last ten complete calendar years as a participant. However, under current tax laws, $170,000 is the maximum amount of annual compensation for 2001 that can be included for purposes of calculating a participant's final average compensation, and the maximum annual benefit that may be paid to a retiring participant is $140,000. The maximum years of credited service which may be counted in calculating benefits under the Pension Plan is 40 years.

     The credited years of service and final average compensation, respectively, as of January 1, 2001, for each of the executive officers named in the Summary Compensation Table above are as follows: John C. Pegram, Jr. -- 26 years and $103,843.19; Paul A. Brewer -- 36 years and $101,566.74; and Richard D. Ray -- 30 years and $99,895.26.

Performance Graph

     The following graph compares the cumulative total shareholder return (the "CTSR") on BancShares' Common Stock during the previous five fiscal years with the CTSR over the same measurement period of the Nasdaq-U.S. index and the Nasdaq Banks index. The graph assumes $100 invested on December 31, 1995, and that dividends were reinvested in additional shares.

       Comparison of Five-Year Cumulative Total Shareholder Return among Southern BancShares (N.C.), Inc., Nasdaq-US Index and Nasdaq Banks Index


                             [GRAPH APPEARS HERE]

             Southern BancShares  Nasdaq-US Index  Nasdaq Banks Index
             -------------------  ---------------  ------------------

1995.......         $100                $100              $100
1996.......          160                 123               132
1997.......          162                 151               221
1998.......          163                 212               220
1999.......          174                 395               211
2000.......          185                 238               241




Transactions with Related Parties

     Southern has had, and expects to have in the future, banking transactions in the ordinary course of its business with certain of its and BancShares' directors, executive officers, principal shareholders, and their associates. Loans included in those transactions during 2000 were made on substantially the same terms, including interest rates, repayment terms and collateral, as those prevailing at the time the loans were made for comparable transactions with other persons, and those loans did not involve more than the normal risk of collectibility or present other unfavorable features.

     Southern is party to a contract with First-Citizens Bank & Trust Company, Raleigh, North Carolina ("FCB"), pursuant to which FCB provides to Southern and BancShares various data and item processing services, securities portfolio management services, management consulting services (including the services of Frank B. Holding as director and Chairman of BancShares' and Southern's Executive Committees), the purchase of fixed assets, building rent, and services as trustee for Southern's pension plan and Section 401(k) plan. FCB is the wholly-owned bank subsidiary of First Citizens BancShares, Inc. ("FCBancShares"). Mr. Holding (a director of BancShares and Southern and a principal shareholder of BancShares) and Lewis R. Holding (also a principal shareholder of BancShares) are directors and executive officers of FCBancShares and FCB and are principal shareholders of FCBancShares. Also, Hope
H. Connell, a director of BancShares and Southern and a principal shareholder of BancShares, is a principal shareholder of FCBancShares and an officer of FCB. Southern's contract with FCB was negotiated at arms-length and was approved by Southern's Board of Directors, with Mr. Holding and Ms. Connell abstaining from the voting. Based on its comparison of the terms of the contract in previous years with terms available to it from other providers of the services being obtained from FCB, Southern's management believes the terms of its contract with FCB, including prices, are no less favorable to Southern than could be obtained from an unrelated provider.

     During 2000, Southern purchased approximately $87.3 million in assets (including premises and loans), and assumed approximately $66.1 million in deposit liabilities, associated with three of FCB's branch offices. In connection with that transaction, Southern paid to FCB a deposit premium of approximately $5.9 million.

     Triangle Life Insurance Company ("Triangle Life"), a subsidiary of FCB, is the issuer of credit life insurance policies sold to Southern's loan customers through its subsidiary, Goshen, Inc. ("Goshen"). Pursuant to an arrangement between Triangle Life and Yadkin Valley Life Insurance Company ("Yadkin Valley Life"), certain policies issued by Triangle Life, including certain policies sold through Goshen, are reinsured by Yadkin Valley Life. Hope H. Connell, a director of BancShares and Southern and a principal shareholder of BancShares, is a principal shareholder and director of Yadkin Valley Life's parent company, Yadkin Valley Company, and Lewis R. Holding, a principal shareholder of BancShares, also is a principal shareholder of Yadkin Valley Company.

     During 2000, Southern paid $178,171 in premiums for general liability and comprehensive insurance policies on property and vehicles, and workers' compensation coverage and umbrella policies, all of which were purchased through Carlton Insurance Agency, Inc. D. Hugh Carlton, a director of BancShares and Southern, is President and owner of Carlton Insurance Agency, Inc. It is expected that such relationship will continue during 2001.

     Moses B. Gillam, Jr., is senior partner in the law firm of Gillam and Gillam which performed legal services for Southern during 2000 and is expected to continue to do so during 2001.


              PROPOSAL 2:  RATIFICATION OF INDEPENDENT ACCOUNTANTS

Appointment of Independent Accountants

     BancShares' current independent accounting firm, KPMG LLP, has been reappointed by the Board of Directors to serve as BancShares' independent accountants for 2001, and a proposal to ratify that appointment will be submitted for voting by shareholders at the Annual Meeting. Representatives of KPMG LLP are expected to attend the Annual Meeting and be available to respond to appropriate questions, and they will have the opportunity to make a statement if they desire to do so.

     The Board of Directors recommends that shareholders vote "FOR" Proposal 2. To be approved, a majority of the votes represented by shares present at the Annual Meeting, in person or by proxy, and entitled to be voted, must be cast in favor of Proposal 2.

Services and Fees During 2000

     As BancShares' independent accountants for 2000, KPMG LLP provided various audit and non-audit services for which BancShares and Southern were billed for fees as further described below. BancShares' Audit and Compliance Committee has considered whether KPMG LLP's provision of non-audit services is compatible with maintaining its independence.

     Audit Fees. KPMG LLP audited BancShares' annual consolidated financial statements for the year ended December 31, 2000, included in its 2000 Annual Report on Form 10-K, and, during 2000, it reviewed the financial statements included in BancShares' Quarterly Reports on Form 10-Q. The aggregate amount of fees billed to BancShares for those services was $43,676.

     Financial Information Systems Design and Implementation Fees. During 2000, KPMG LLP provided no services related to financial information systems design and implementation.

     All Other Fees. In addition to the services listed above, during 2000, KPMG LLP provided certain other services for which the aggregate amount of fees billed to BancShares and Southern was $38,325. Those services included audits of employee benefit plans, an attestation engagement for regulatory purposes, and tax services.

                           PROPOSALS OF SHAREHOLDERS

      Any proposal of a shareholder which is intended to be presented at the 2002 Annual Meeting must be received by BancShares in writing at its main office in Mount Olive, North Carolina, no later than November 23, 2001, to be considered timely received for inclusion in the proxy statement and form of appointment of proxy distributed by BancShares in connection with that meeting. In order to be included in BancShares' proxy materials for a particular meeting, the person submitting the proposal must own, beneficially or of record, at least 1% or $2,000 in market value of shares of BancShares' stock entitled to be voted on that proposal at the meeting, and must have held those shares for a period of at least one year and continue to hold them through the date of the meeting. Also, the proposal and the shareholder submitting it must comply with certain other eligibility and procedural requirements contained in rules of the Securities and Exchange Commission.

     Written notice of a shareholder proposal intended to be presented at the 2002 Annual Meeting, but which is not intended to be included in BancShares' proxy statement and form of appointment of proxy, must be received by BancShares at its main office in Mount Olive, North Carolina, no later than February 6, 2002, in order for that proposal to be considered timely received for purposes of the Proxies' discretionary authority to vote on other matters presented for action by shareholders at that meeting.

                             ADDITIONAL INFORMATION

     BancShares is subject to the reporting requirements of the Securities Exchange Act of 1934 and files reports and other information, including proxy statements, annual reports and quarterly reports, with the Securities and Exchange Commission.

     A copy of BancShares' 2000 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, is included with this Proxy Statement.



March 23, 2001

                                                                      Appendix A


                        Southern BancShares (N.C.), Inc.

                                 Charter of the
                         Audit and Compliance Committee
                           of the Board of Directors


                 I.     Audit and Compliance Committee Purpose

     The Audit and Compliance Committee (the "Committee") is appointed by the Board of Directors of Southern BancShares (N.C.), Inc. and Southern Bank and Trust Company (the "Board") to assist the Board in fulfilling its oversight responsibilities. The Committee serves both Southern BancShares, (N.C.), Inc. and Southern Bank and Trust Company. The Committee's primary duties and responsibilities are to:

     . Monitor the integrity of Southern BancShares (N.C.), Inc. and Southern Bank and Trust Company ("Southern's") financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

     . Encourage adherence to, and continuous improvement of, Southern's policies, procedures, and practices at all levels.

     . Monitor the independence and performance of Southern's independent auditors, and Internal Audit, Loan Review and Compliance Departments.

     . Provide an avenue of communication among the independent auditors, management, the Internal Audit Department, Loan Review, Compliance and the Board of Directors.

     .    Review areas of potential significant financial risk to Southern.

     .    Monitor compliance with legal and regulatory requirements.

     . The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Committee has the ability to retain, at Southern's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

        II.     Audit and Compliance Committee Composition and Meetings

     Committee members shall meet the requirements of the Securities and Exchange Commission (SEC). The Audit and Compliance Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent, nonexecutive directors, free from any relationship that would interfere with the exercise of his or her judgement. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

     Committee members shall be appointed by the Board. If a Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately at least annually with management, the director of internal auditing, and the independent auditors and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors' limited review procedures.

      III.     Audit Committee and Compliance Responsibilities and Duties

Review Procedures

1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board for approval and have the document published at least every three years in accordance with SEC regulation.

2. Review Southern's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

3. In consultation with management, the independent auditors, and internal auditors, consider the integrity of Southern's financial reporting processes and controls; discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures; and review significant findings prepared by the independent auditors and the audit and compliance departments together with management's responses.

4. Review with financial management and the independent auditors Southern's quarterly financial statements prior to filing or distribution. Discuss any significant changes of Southern's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61. The Chair of the Committee may represent the entire Committee for purposes of this review.

Independent Auditors

5. The independent auditors are ultimately accountable to the Committee and the Board. The Committee shall review the independence and performance of the auditors and annually recommend to the Board the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

6. Review the fees and other significant compensation to be paid to the independent auditors.

7. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with Southern that could impair the auditors' independence.

8. Review the independent auditors' audit plan - discuss scope, staffing, locations, reliance upon management, and general audit approach.

9. Prior to filing the Form 10-K, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

10. Consider the independent auditors' judgments about the quality and appropriateness of Southern's accounting principles as applied in its financial reporting.

Internal Audit and Legal Compliance

11. Review the budget, plan, risk assessment, changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed.

12.  Review the appointment, performance and replacement of the General Auditor.

13. Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

14. As needed, review with Southern's legal counsel, any legal matters that could have a significant impact on the organization's financial statements, Southern's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities

15. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in Southern's annual proxy statement.

16. Perform any other activities consistent with this Charter, Southern's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

17. Maintain minutes of meetings and periodically report to the Board on significant results of the foregoing activities.

                       SOUTHERN BANCSHARES (N.C.), INC.
                             121 East Main Street
                      Mount Olive, North Carolina  28365

           APPOINTMENT OF PROXY SOLICITED BY THE BOARD OF DIRECTORS

       The undersigned hereby appoints R. S. Williams, W. A. Potts and John N. Walker (the "Proxies"), and any substitute appointed by them, as the undersigned's attorneys and proxies, and authorizes each of them, jointly and severally, to represent and vote as directed below all shares of the voting securities of Southern BancShares (N.C.), Inc. ("BancShares") held of record by the undersigned on March 9, 2001, at the Annual Meeting of Shareholders of BancShares (the "Annual Meeting") to be held at the Goldsboro Country Club, 1500 South Slocumb Street, Goldsboro, North Carolina, at 3:00 p.m. on April 18, 2001, and any adjournments of the meeting. The undersigned hereby directs that the shares represented by this appointment of proxy be voted as follows:

1. ELECTION OF DIRECTORS:

     [ ] FOR all nominees listed below     [ ]  WITHHOLD AUTHORITY
         (except as indicated otherwise)        to vote for all nominees
                                                  listed below

Nominees:     Bynum R. Brown; William H. Bryan; D. Hugh Carlton; Robert J.
              Carroll; Hope H. Connell; J. Edwin Drew; Moses B. Gillam, Jr.;
              LeRoy C. Hand, Jr.; Frank B. Holding; M. J. McSorley; W. Hunter
              Morgan; John C. Pegram, Jr.; Charles I. Pierce, Sr.; W. A. Potts;
              Charles L. Revelle, Jr.; Charles O. Sykes; John N. Walker; and R.
              S. Williams.

Instruction:  To withhold authority to vote for any individual nominee, write that nominee's name on the line below.

--------------------------------------------------------------------------------

2. RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS: Proposal to ratify the appointment of KPMG LLP as BancShares' independent accountants for 2001.

               [ ] FOR          [ ] AGAINST          [ ]  ABSTAIN

3. OTHER BUSINESS: On such other matters as may properly be presented for action at the Annual Meeting, the Proxies are authorized to vote the shares represented by this appointment of proxy in accordance with their best judgment.

       Please date and sign this appointment of proxy on the reverse side and return it to BancShares in the envelope provided.